PITAGORA
Revisione

                                              Corso Matteotti, 21 - 10121 Torino
                               Tel. +39 011 51.78.602 ra. - Fax+39 011 51.89.491
                                                 Email: pitagorarev@pitagora.org

                                                   Via Pagano, 56 - 20145 Milano
                                  Tel. +39 02 439.11.617 - Fax +39 02 439.16.332
                                                 Email: pitagorarev@pitagora.org


To the Board of Directors and Stockholders of Multigioco S.r.l.
Grottaferrata, Italy

We have audited the accompanying balance sheets of Multigioco Srl., expressed in euros as of December 31, 2012 and 2013 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2012 and 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Multigioco Srl as of December 31, 2012 and 2013 and the results of its operations and its cash flows for the years ended December 31, 2012 and 2013 in conformity with accounting principles generally accepted in the United States of America.



Pitagora Revisione S.r.1.
Turin, Italy
August 1, 2014


/s/ Roberto Seymandi
Roberto Seymandi
Partner


                    Member of JEFFREYS HENRY INTERNATIONAL
          PITAGORA REVISIONE S.r.l - Societa di Revisiori Contabili
                 Sede Legale: 10121 Torino - C.so Matteotti, 21
 Cap. Soc. EUR 30.000.00 i.v.  P.I. 07786350012 Reg. Imp. Torino n. 05235621009

MULTIGIOCO S.R.L.
BALANCE SHEETS


                                                    December 31,    December 31,
                                                           2013            2012
                                                        Audited         Audited
                                                    ------------    ------------
                                                            EUR             EUR
Assets

Current assets:
  Cash and cash equivalents                                   -          24,937
  Gaming account debits                                 216,493          70,375
  AAMS tax credit                                           274          13,609
  Short term investments                                      -           6,900
  Other current assets                                   14,521          19,276

Total current assets                                    231,288         135,097
                                                    ------------    ------------
  Property, plant and equipment                          14,881           4,031

  Intangible assets                                     273,218         312,623

  Investments                                           350,000         320,000
                                                    ------------    ------------
Total assets                                            869,387         771,751
                                                    ============    ============
Liabilities and stockholders' equity

Current liabilities:
  Bank overdrafts                                         1,164               -
  Accounts payable and accrued liabilities              285,608          76,361
  Short term portion of debt                            133,447         125,916
  Gaming account credits                                282,357         256,223
  Taxes payable                                         108,044          99,903
  Advances from stockholders                             37,877         357,385
  Other current liabilities                              19,263          10,530

Total current liabilities                               867,761         926,319
                                                    ------------    ------------
  Long term loans and capital leases                     72,742         184,363

Total Liabilities                                       940,504       1,110,682
                                                    ============    ============
Stockholders' equity
Common stocks                                            10,000          10,000
Additional paid in capital                              274,718          18,108
Accumulated deficit                                    (355,835)       (367,040)
                                                    ------------    ------------
Total stockholders' equity                              (71,117)       (338,932)
                                                    ------------    ------------
Total liabilities and stockholders' equity              869,387         771,751
                                                    ============    ============





                        (See notes to financial statements)

MULTIGIOCO S.R.L.
STATEMENTS OF OPERATIONS

                                                    December 31,    December 31,
                                                           2013            2012
                                                        Audited         Audited
                                                    ------------    ------------
                                                            EUR             EUR

Revenue

Net gaming revenue                                    3,503,893       1,428,666
  Rebate of bank and credit card fees                    15,984           7,265
  Other income                                            7,510          46,520
Gross revenue                                         3,527,386       1,482,451
                                                    ------------    ------------
Expenses
  Direct operating costs                              2,805,432       1,397,631
  Selling, general and administrative costs             668,310         356,763
  Amortization and depreciation                          41,558          40,028
Total expenses                                        3,515,299       1,794,422
                                                    ------------    ------------

Operating income / (loss)                                12,087        (311,971)
                                                    ============    ============
Other income or expenses

  Interest expenses                                     (16,042)        (22,877)
  Interest income                                         1,065              75
  Other income                                            8,684             108
  Gains on bond investments                              11,620          10,840
  Loss on investments                                    (3,620)        (43,215)

Income / (loss) from operations, before income taxes     13,795        (367,040)
                                                    ------------    ------------

Income taxes                                              2,590               -

Net income / (loss) from operations                      11,205        (367,040)
                                                    ============    ============
Other comprehensive income
  Foreign currency translation differences                    -               -

Total comprehensive income (loss) for the period         11,205        (367,040)

Gain / (loss) per share of common stock
  Gain / (loss) from operations                           5,603        (183,520)
                                                    ============    ============

Weighted average shares outstanding common stock
  Basic and diluted                                           2               2
                                                    ============    ============







                        (See notes to financial statements)

MULTIGIOCO S.R.L.
STATEMENTS OF CASH FLOWS


                                                    December 31,
                                                           2013
                                                        Audited
                                                    ------------
                                                            EUR

Cash flows from operating activities

  Net operating income                                   11,205
  Add: non cash items
          Amortization                                   41,558
                                                    ------------
                                                         52,763

Changes in operating assets and liabilities
  Accounts payable                                      209,247
  Prepaid expenses (AAMS tax)                            13,335
  Gaming account debits                                (146,118)
  Gaming account credits                                 26,134
  Other current liabilities                              24,404
  Other receivable                                        4,755

Net cash provided by operating activities               184,520
                                                    ------------
Cash flows from investing activities

  Acquisition of property and equipment                 (13,003)
  Short term assets                                     (23,100)

Net cash (used) in investing activities                 (36,103)
                                                    ------------
Cash flows from financing activities

  Cash from bank overdraft                                1,164
  Proceeds from long-term debt                         (111,621)
  Utilization of financial reserves                     256,609
  Advances from (to) stockholders                      (319,508)

Net cash (used) in financing activities                (173,355)
                                                    ------------
Net (decrease) in cash and cash equivalents             (24,937)

Cash and cash equivalents at beginning of the year       24,937
                                                    ------------
Cash and cash equivalents at end of the year                  -
                                                    ============
Supplemental disclosure of cash flow information:

Cash paid during the years for:

  Interest                                                    -
                                                    ============
  Income taxes                                                -
                                                    ============

                        (See notes to financial statements)

MULTIGIOCO S.R.L.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                         Common        Common    Additional                          Total
                                          Stock         Stock       Paid-In     Accumulated   Stockholders'
                                         Shares        Amount       Capital        Deficit          Equity
                                    -----------------------------------------------------------------------
                                                          EUR           EUR             EUR            EUR


Balance at January 1, 2012                    2        10,000              -              -          10,000

Reserves                                                    -         18,108              -          18,108
Net loss                                                    -              -       (367,040)       (367,040)
                                    ------------------------------------------------------------------------
Balance at December 31, 2012                  2        10,000         18,108       (367,040)       (338,932)

Reserves                                                    -        256,609              -         256,609
Net loss                                                    -              -         11,205          11,205
                                    ------------------------------------------------------------------------
Balance at December 31, 2012                  2        10,000        274,718       (355,835)        (71,117)
                                    =========================================================================




























                                              See notes to financial statements

                                                             F-4

MULTIGIOCO S.R.L.
Notes to the Financial Statements
As of December 31, 2013 and 2012
(In euro, unless otherwise indicated)

Note 1 - Organization and Business

Multigioco Srl ("Multigioco" or the "Company") was organized under the laws of the Republic of Italy on November 4, 2010. It was previously a division of Newgioco Srl (a company incorporated in Italy). Operations are carried out under gaming licences obtained from the Amministrazione Autonoma Monopoli di Stato ("AAMS") on July 4, 2012 and its subsidiary companies, and mainly consist of online wagering as well as gaming in a number of land based shops and parlors situated throughout Italy. For the year ended December 31, 2013, the Company had over 750 shops under its licence.

The Company has no subsidiaries.

On December 31, 2013, the Company has 2 common shares issued and outstanding.

Note 2 -Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements of Multigioco Srl have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and are expressed in euro which is the functional currency of the Company.

The Company's fiscal year end is December 31.

Liquidity

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business.

The Company's net gaming revenues, when expressed in euro, increased by 145.3% for the year ended December 31, 2013 from the year ended December 31, 2012. Net gaming revenues increased as a result of an increase in wagers with a moderate decrease in pay-outs. This increase, together with our cost reduction measures, resulted in net income of EUR 11,205.

There are no assurances that management will be successful in achieving sufficient cash flows to fund the Company's working capital needs, or whether the Company will be able to refinance or renegotiate its obligations when they become due or raise additional capital through future debt or equity. These factors raise substantial doubt about the Company's ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Critical estimates include the assumptions used in calculating share-based compensation expense, the useful lives of fixed assets, the fair value of financial instruments, calculation of penalties and interest on past due obligations, and the calculation of tax provision and the valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Cash and equivalents

The Company considers all highly liquid debt instruments with maturities of three months or less at the time acquired to be cash equivalents. Cash equivalents represent short-term investments consisting of investment-grade corporate and government obligations, carried at cost, which approximates market value. The Company had no cash or cash equivalents on December 31, 2013 and EUR 24,937 in cash equivalents on December 31, 2012.

Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company primarily places its cash with high-credit quality financial institutions. The Company's cash deposits, of up to EUR 350,000 as at December 31, 2013 are insured by the Italian Government. From time-to-time the Company has deposits in excess of the insured amounts.

Accounts receivable & Allowance for doubtful accounts

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to record or adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. The Company has determined that no allowance for doubtful accounts is needed for the accounts receivable balances as of December 31, 2013 and December 31, 2012, those being EUR14,521 and EUR 19,276 respectively. The Company does not require collateral to support customer receivables.

Property, plant and equipment

Property, plant and equipment are stated at acquisition cost less accumulated depreciation and adjustments for impairment losses.

Expenditures are capitalized only when they increase the future economic benefits embodied in an item of property, plant and equipment. All other expenditures are recognized as expenses in the statement of income as incurred.

Amortization is charged on a straight-line basis over the estimated remaining useful lives of the individual assets. Amortization commences from the time an asset is put into operation. The range of the estimated useful lives is as follows:

  Incorporation costs     20.00% per year
  Office equipment        20.00% per year
  Office furniture        12.00% per year
  Signs and displays      20.00% per year

Intangible Assets

Intangible assets are made up of licences and rights (i.e. AAMS Licences), and incorporation costs, and amortized over a useful life of 10 years. We evaluate Intangible Assets for impairment on an annual basis, and do so during the last month of each year using balances as of the end of December and at an interim date if indications of impairment exist. Intangible Asset impairment is determined by comparing the fair value of the asset to its carrying amount with an impairment being recognized only where the fair value is less than carrying value.

We perform the allocation based on our knowledge of the reporting unit, the market in which they operate, and our overall knowledge of the gaming industry.

Long-Lived Assets

We evaluate the carrying value of our long-lived assets for impairment by comparing the expected undiscounted future cash flows of the assets to the net book value of the assets when events or circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value will be charged to earnings.

Fair value is based upon discounted cash flows of the assets at a rate deemed reasonable for the type of asset and prevailing market conditions, appraisals, and, if appropriate, current estimated net sales proceeds from pending offers.

We evaluate the carrying value of our long-lived assets based on our plans, at the time, for such assets and such qualitative factors as future development in the surrounding area and status of expected local competition. If impairment is indicated, the asset is written down to its estimated fair value. There were no such impairments for the years ended December 31, 2013 and 2012.

Fair Value of Financial Instruments

At December 31, 2013 and 2012, the carrying value of the Company's financial instruments such as prepaid expenses and payables approximated their fair values based on the short-term maturities of these instruments. The carrying value of other long-term liabilities approximated their fair values because the underlying interest rates approximate market rates at the balance sheet dates.

Financial Accounting Standard Board ("FASB") ASC Topic 820 established a hierarchical disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defined three levels of inputs to the fair value measurement process and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of inputs defined by FASB ASC Topic 820 hierarchy are as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date;

Level 2 - inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability; and

Level 3 - unobservable inputs for the asset or liability. These unobservable inputs reflect the entity's own assumptions about the assumptions that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances (which might include the reporting entity's own data).

The Company's financial assets reported at fair value in the accompanying balance sheets, as of December 31, 2013 and 2012 were immaterial.

Investment in equity securities and available-for-sale securities

The Company's investments in equity securities, which are classified as available-for-sale, are carried at fair value for publically traded investments or historical cost basis for privately held investments. Unrealized gains and losses, net of tax, are reported in other comprehensive income. Gains and losses are reported in the financial statements of operations when realized, determined based on the disposition of specifically identified investments, using the first-in, first-out method.

Investments identified by the Company as being potentially impaired are subject to further analysis to determine if the impairment is other than temporary. Other than temporary declines in market value from original cost are charged to investment and other income, net, in the period in which the loss occurs. In determining whether investment holdings are other than temporarily impaired, the Company considers the nature, cause, severity and duration of the impairment.

Leasing

All lease agreements of the Company as lessees are accounted for as operating leases.

Advances from stockholders

Advances from stockholders to the Group are all non-interest bearing. Italian law provides that the advances from stockholders to a corporation ("Srl") are not preferred and their repayment is subordinated to other categories of debt. As a result all advances from stockholders are classified as current liabilities.

Revenue Recognition

Revenues from Sports Betting; Casino, Cash and Skill Games; Slots, Lotteries, Bingo and Horse Race wagers represent the gross pay-ins from customers less gaming taxes and payouts to customers. Revenues are recorded when cash is received net of payouts and AAMS taxes from wagers by customers.

Income Taxes

The Company records a tax provision for the anticipated tax consequences of its reported results of operations. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and income tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is more likely than not to be realized.

As of December 31, 2013 and 2012, the earnings of the Company have yielded cumulative losses.

The Company has adopted ASC Topic 740, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that the adoption did not result in the recognition of any liability for unrecognized tax benefits and that there are no unrecognized tax benefits that would, if recognized, affect the Company's effective tax rate. Based on the Company's review of its tax positions as of December 31, 2013 and 2012, no uncertain tax positions have been identified.

The Company has elected to include interest and penalties related to uncertain tax positions, if determined, as a component of income tax expense. To date, no penalties or interest has been accrued.

In Italy, tax years beginning 2009 forward are open and subject to examination. The Company is not currently under examination and it has not been notified of a pending examination.

Stockholder's equity

On December 31, 2013 the Company had 2 common shares issued and outstanding, that being 1 (one) common share representing a 34% ownership percentage held by Doriana Gianfelici, the Company's CFO (an Italian citizen), and 1 (one) common share representing a 66% ownership percentage held by Newgioco Srl, a corporation organized under the laws of Italy, which is owned 50% by Beniamino Gianfelici (an Italian citizen), the Company's CEO, and 50% by Laura Tabacco (an Italian citizen). In accordance with Italian law, the shares are registered with the Register of Companies at the Italian Chamber of Commerce.

Promotion, Marketing, and Advertising Costs

The costs of promotion, marketing, and advertising are charged to expense as incurred.

Net Income (Loss) per Share

Basic net income (loss) per share is calculated based on the net income (loss) attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net income
(loss) per common share assumes the conversion of all dilutive securities using the if-converted method, and assumes the exercise or vesting of other dilutive securities, such as options, warrants and restricted stock using the treasury stock method. For the years ended December 31, 2013 and 2012 the Company did not have dilutive securities.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and unrealized gains and losses on marketable securities.

Reclassification

Certain 2012 amounts have been reclassified, so the balance would be comparable with corresponding 2013 balances.

Recently Issued Accounting Pronouncements Not Yet Adopted

We have reviewed the FASB issued Accounting Standards Update ("ASU") accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation's reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration. Reference is made to these recent accounting pronouncements as if they are set forth therein in their entirety.

Note 3 - Investments

Investments are made up of the following amounts:
                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

Secured deposits                                        320,000         320,000
Investment in Veneto Banca                               30,000               -
                                                    ------------    ------------
Total investments                                       350,000         320,000
                                                    ------------    ------------

The secured deposits are held with the Veneto Banca Societa Cooperativa Per Azioni and are made up as follows:

                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR
Secured Deposits:
Certificate IT0004716202                                200,000         200,000
Certificate IT0004699994                                120,000         120,000
                                                    ------------    ------------
Total Secured Deposits                                  320,000         320,000
                                                    ------------    ------------

Note 4 - Property, plant and equipment and Intangible Assets

The Company's property, plant, and equipment and intangible assets are comprised of the following items:

Property, Plant and Equipment:
                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR
Asset
  Office equipment                                       10,825           4,654
  Office furniture                                        6,831               -
  Signs and Displays                                        270             270
Less Accumulated Depreciation                            (3,045)           (893)
                                                    ------------    ------------
Total Equipment                                          14,881           4,031
                                                    ------------    ------------

Intangible Assets:

                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

  Incorporation costs                                     2,600           2,600
  Licences and rights                                   350,000         350,000
Less Accumulated Depreciation                           (79,382)        (39,977)
                                                    ------------    ------------
Total Intangible Assets                                 273,218         312,623
                                                    ------------    ------------

Note 5 - Bank overdrafts and Long term debt

As of December 31, 2013 the Company reported EUR1,164 in bank overdraft.

The long term debt amount represents a bank loan held with Veneto Banca. The loan amount of EUR 500,000 originated March, 2011 with a 49 monthly repayment term ending on May, 2015. The interest rate on the loan is 5.041% plus euro Inter Bank Offered Rate ("EURIBOR"). The loan balance outstanding as of Dec 31, 2013 is EUR179,341 and as at Dec 31, 2012 was EUR 305,617.

Debt repayments over the next five years are made up as follows:

Short-term portion of debt:
                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

Due in 2013                                                   -         125,916
Due in 2014                                             133,447               -
                                                    ------------    ------------
Total Short-term portion of debt                        133,447         125,916
                                                    ------------    ------------

Long-term portion of debt:
                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

Due in 2014                                                   -         133,447
Due in 2015                                              45,893          46,253
Italian Employee Severance
  - TFR (Trattamento di Fine Rapporto)                   26,849           4,663
                                                    ------------    ------------
Total Long-term portion of debt                          72,742         184,363
                                                    ------------    ------------

Note 6 - Advances from stockholders

Advances from stockholders represent non-interest bearing loans that are due on demand. The balances are made up as follows:

                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

Newgioco Srl                                                  -         172,148
Dorianna Gianfelici                                      37,877         185,237
                                                    ------------    ------------
Total Advances from stockholders                         37,877         357,385
                                                    ------------    ------------

Note 7 - Contingencies and Commitments

There are no legal actions, lawsuits or disputes related to Company as of the date of the financial statements.

Note 8 - Gaming Revenues

The Company derives revenues from the wagers on Sports Bets; Casino and Card Games; Slots and other gaming entertainment. The Company is subject to licensing requirements established by the Amministrazione Autonoma dei Monopoli di Stato ("AAMS"). The following table sets forth the breakdown of gaming revenues (total wagers less customer payouts), for the period:

                                      December 31,      %   December 31,      %
                                             2013                  2012
                                      -------------------   -------------------
                                              EUR                   EUR

Total Turnover                         71,785,888  100.00%   34,158,290  100.00%
Less: Winnings/payouts                 67,518,299   94.06%   32,297,159   94.55%
                                      -------------------   -------------------
Gross Gaming Revenues                   4,267,589    5.94%    1,861,131    5.45%
Less: AAMS Gaming Taxes                   763,696   17.90%      432,465    1.27%
                                      -------------------   -------------------
Net Gaming Revenues                     3,503,893    4.88%    1,428,666    4.18%
                                      -------------------   -------------------

Note 9 - General and administrative expenses

The Company incurred general and administrative costs as follows:

                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

Wages and Salaries                                      213,059          84,929
Office Expenses:
  Office Rent, Expenses and Utilities                    18,261           7,500
  Telephone and Internet expenses                        11,691           5,402
  Office and Miscellaneous expenses                      13,993          29,746
  Vehicle and equipment leasing                          16,868           7,779
  Vehicle Maintenance (Other)                            13,787           4,030
  Travel expenses                                         9,059           8,087
Total office expenses                                    83,659          62,544
                                                    ------------    ------------
Advertising and marketing expenses                      130,918               -
Professional Services                                    22,054          85,689
  Bank and credit card charges                          107,208          49,741
  Other taxes                                           111,412          73,860

Total selling, general and administrative expenses      668,310         356,763
                                                    ------------    ------------

Note 10 - Income taxes

Tax losses carry forwards

Under Italian tax law the operating loss carry forwards available for offset against future profits can be used indefinitely. Operating loss carry forwards are only available for offset against national income tax, in the limit of 80% of taxable annual income.

The Company's operating losses carried forward and available for offset against future profits at December 31, 2013 is EUR 279,837 and as at Dec 31, 2012 is EUR 293,632, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company's deferred tax asset are as follows as of December 31, 2013 and December 31 2012:

                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

Deferred tax asset - net operating loss                  76,955          80,749
Less: Valuation allowance                               (76,955)        (80,749)
                                                    ------------    ------------
Net deferred tax asset                                        -               -
                                                    ------------    ------------

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Note 10 - Income taxes (continued)

The Company periodically evaluates whether it is more likely than not that it will generate sufficient taxable income to realize the deferred income tax asset. The ultimate realization of this asset is dependent upon the generation of future taxable income sufficient to offset the related deductions. At the present time, management cannot presently determine when the Company will be able to generate sufficient taxable income to realize the deferred tax asset; accordingly, a valuation allowance has been established to offset the asset.

The reconciliation of income tax benefit attributable to continuing operations computed at the Italian statutory tax rates to the income tax benefit recorded is as follows:

                                                    December 31,    December 31,
                                                           2013            2012
                                                    ------------    ------------
                                                            EUR             EUR

Income tax at Italian statutory - IRES (27.5%)            2,590               -
Increase in valuation allowance                          (2,590)              -
                                                    ------------    ------------
Income Tax Benefit                                            -               -
                                                    ------------    ------------

Note 11 - Subsequent events

The Company has evaluated subsequent events through the date of this report for the year ended December 31, 2013 and has disclosed such items in this note as follows.

On August 15, 2014 the Company consummated a Share Purchase Agreement with Empire Global Corp. The Share Purchase is being accounted for as a business combination using the acquisition method. Our financial statements after completion of the Share Purchase will include the assets and liabilities of both companies, our historical operations and the operations of Multigioco Srl from August 15, 2014 the date of the Share Purchase Agreement.

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